Exhibit 10.1

SELECT INTERIOR CONCEPTS, INC.

BOARD DESIGNEE AGREEMENT

November 21, 2019

B. Riley Financial, Inc.

299 Park Avenue, 21st Floor

New York, NY  10171

Gentlemen:

This Board Designee Agreement (this “Agreement”) will confirm the agreement among Select Interior Concepts, a Delaware corporation (the “Company”), on the one hand, and B. Riley Financial, Inc. (“Investor”), on the other hand. In this Agreement, the board of directors of the Company is referred to as the “Board.”

1. Board Seat

(a)  During the term of this Agreement, the Company agrees to:

(i) appoint Bryant Riley (“Investor Director”) to serve as a director on the Board promptly after the date hereof.

(ii) at each meeting of stockholders for election of directors at which the position to be occupied under this Agreement by the Investor Director on the Board is to be determined by stockholder election, (A) cause the Investor Director to be recommended by the Nominating Committee for consideration by the Board and to be nominated by the Board for election as a director; (B) recommend to its stockholders the election of the Investor Director, and use its reasonable best efforts to cause the election of the Investor Director to the Board, including soliciting proxies for the election of the Investor Director to the same extent as it does, consistent with past practice, for any other Board nominee for election as a director; and (C) request each then-current member of such Board to vote as a stockholder for approval of the Investor Director.

(b) Following his appointment to the Board, the Investor Director shall be entitled to the same compensation received by other Board members in consideration of his service as a director, and reimbursement of out-of-pocket expenses incurred in attending Board meetings (collectively, “Board Compensation”). Board Compensation shall be paid by the Company to the Investor. The Investor Director shall be entitled to the same indemnification as provided to other members of the Board in connection with his role as a director, including the execution by the Company and the Investor Director of the Company’s standard form indemnification agreement in the form filed as an exhibit to the Company’s annual report on Form 10-K.

(c) Following his appointment to the Board, the Company shall provide each Investor Director with copies of all notices, minutes, consents and other materials provided to the other members of the Board or any committee thereof concurrently with the distribution of such materials to the other members.

(d) From the date that the Investor Director is appointed as a director of the Board until the time the Investor Director no longer serves as a director on the Board (the “Director Period”), neither Investor (nor any of its Affiliates) nor the Investor Director will propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of the Company or any of its subsidiaries.

(e) So long as Investor Director serves as a director of the Board, Investor and its controlled Affiliates shall vote in favor of the slate of nominees proposed by the management or the Board of the Company or any of its subsidiaries.

(f) Investor’s rights under this Agreement shall terminate and be of no further force or effect upon the earliest to occur of the first date upon which (i) the Investor and its Affiliates fail to Beneficially own, collectively, at least 2,506,987 shares of common stock (to be adjusted for any forward or reverse stock splits), (ii) the Investor Director is not elected at any meeting of the Company’s stockholders after having been nominated by the Board for election or re-election to the Board at such meeting or any adjournment thereof, or (iii) the Investor Director’s death, resignation or removal from the Board for cause (the “Termination Event”). Upon the occurrence of a Termination Event, such Investor Director shall be deemed to have resigned from the Board (unless he is removed for cause or not elected or re-elected). Investor shall immediately inform the Company in writing when a Termination Event occurs as a result of (f)(i) above, and upon any Termination Event shall thereafter cooperate fully with the Company and the Board in transitioning his position to a new Board member, as requested by the Company. Notwithstanding the foregoing, the Investor Director serving as a director shall continue to be entitled to the indemnification and expense reimbursement, if any, in connection with his service as a director described in Section 1(b).

2. General Provisions

(a) Fiduciary Duties. The Investor Director shall at all times act in good faith and in a manner that is in the best interests of the Company, as required by Delaware law.

(b) Conflicts of Interest. The Company shall have the right to exclude the Investor Director from any portion of a Board meeting and omit any relevant information to be otherwise provided to the Investor Director under this Agreement, in each case upon the good faith determination by the Board that such exclusion and/or omission is necessary to avoid an actual or potential conflict of interest between the Company and Investor.  Upon any such determination of the Board to exclude the Investor Director from any portion of a Board meeting, Investor shall cause the Investor Director to recuse himself or herself from such portion of the Board meeting.

(c) Board Policies. Investor (and the Investor Director) acknowledges that it has received and reviewed all Company policies applicable to the members of the Board, copies of which have been provided to the Investor (the “Policies”), and agrees to abide by all Policies during the term of this Agreement and for any period thereafter whereby such Policies would apply to all directors. The Company has provided copies to Investor of all Policies covered by this Section 2(c).  Any material violation by the Investor Director of the Policies shall constitute a breach of this Agreement, resulting in its termination following 10 day prior written notice during which period the Investor and/or the Investor Director may be provided the opportunity to cure such breach, if possible.

(d) Mutual Non-Disparagement. Subject to applicable law, the Company, on the one hand, and Investor, on the other hand, covenants and agrees that during the Director Period, neither it nor any of its respective agents, subsidiaries, controlled Affiliates, successors, officers, senior management or directors (each, a “Restricted Party”) shall in any way publicly criticize, disparage, call into disrepute, or otherwise defame the other or such other’s subsidiaries, Affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders (solely in their capacity as stockholders of the applicable party), agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other party, their businesses, products or services or their subsidiaries, Affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders (solely in their capacity as stockholders of the applicable Party), agents, attorneys or representatives. This Section 2(d) shall not limit (i) the power of any director of the Company to make such statements as required by applicable law or make comments that are consistent with the provisions hereof nor shall it apply to any private communications between Investor and its Affiliates and its and their respective principals, directors, members, general partners, officers and key employees, on the one hand, and any officer or director of the Company, on the other hand, to the extent that it would not be reasonably expected that such communication would trigger public disclosure obligations for any such party, (ii) any communication made by any of Investor’s or its Affiliates’ analysts or equity research division in connection with such analysts’ or equity research division’s good faith business activities or (iii) any communications made by any non-Restricted Party employee of Investor that is not made at the direction of the Investor.

(e) Confidentiality.   Investor hereby agrees that if it receives any material non-public information entrusted to or obtained by the Investor Director by reason of his position as a director of the Company (“Confidential Information”) or any other material non-public information regarding any other person or entity, then Investor will (i) maintain the confidentiality of such Confidential Information or other material non-public information, and (ii) abstain from trading in securities of the Company in violation of applicable law while in possession of any such Confidential Information or material non-public information. Any confidentiality obligations under this Section 2(e) shall expire one (1) year after the date on which the Investor Director ceases to serve as a director of the Company; provided, that the obligations in this Section 2(e) are not intended to be, and shall not be interpreted as, a contractual restriction on any trading activities of Investor or its Affiliates taken in the sole judgment of Investor or its Affiliates in accordance with applicable law.

(f) Costs and Expenses. Except as otherwise provided in this Agreement or otherwise as may be agreed to by the parties hereto, each of the parties will be responsible for all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. If there is an alleged dispute in connection with any of the provisions of this Agreement, the prevailing party as determined in a final non-appealable court order, shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that dispute, in addition to any other relief to which it or they may be entitled.

(g) Assignment. The rights of Investor under this Agreement shall be personal to Investor and the transfer, assignment and/or conveyance of said rights from Investor to any other Person is prohibited and shall be void and of no force or effect.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN DELAWARE IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the other documents and instruments referred to herein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(j) Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered (i) in person, by first-class registered or certified airmail (postage prepaid), by nationally recognized overnight express courier or by facsimile, and shall be deemed given (A) if delivered in person, upon delivery, (B) if delivered by first-class registered or certified airmail, three business days after so mailed or (C) if delivered by a nationally recognized overnight courier, one business day after so mailed, or (ii) via email and shall be deemed given upon confirmation of receipt (provided such confirmation is not automatically generated):

(i)if to the Company:

Select Interior Concepts, Inc.

400 Galleria Parkway, Suite 1760

Atlanta, Georgia 30339

Attention: General Counsel

Email: sbaldwin@selectinteriorconcepts.com

(ii)if to Investor:

B. Riley Financial, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Attention: General Counsel

Email: aforman@brileyfin.com

(k) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.

(l) Amendments and Waivers. This Agreement may not be amended, except by an agreement in writing, executed by each of the Company and Investor, and, compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(m) Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

(n) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

(o) Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(p) Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

(i) “Affiliate” has the meaning set forth in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

(ii) “Beneficial Ownership” by any Person of any security means ownership by such Person who, together with Affiliates of such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power that includes the power to vote, or to direct the voting of, such security, (b) investment power that includes the power to dispose of, or to direct the disposition of, such security, or (c) a right to acquire any of the powers set forth in (a) and (b) above within 60 days (of any date of determination of “Beneficial Ownership”) in respect of such security. The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owning” and “Beneficial Owner” shall have a correlative meaning.

(iii) “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date written above.

SELECT INTERIOR CONCEPTS, INC.

By:/s/ Shawn Baldwin

 Name: Shawn K. Baldwin

 Title: General Counsel and Secretary

B. RILEY FINANCIAL, INC.

By:/s/ Bryant Riley

 Name: Bryant Riley

 Title: Chairman & Co-CEO

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